UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2008

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers. On November 18, 2008, the Board of Directors of the Company approved the promotions of Keith A. Hutton to Chief Executive Officer and Vaughn O. Vennerberg II to President. Bob R. Simpson will serve as Chairman of the Board and Founder. The promotions are effective December 1, 2008.

Mr. Simpson, a founder of the Company, currently serves as Chairman of the Board and Chief Executive Officer. As Chairman of the Board and Founder, Mr. Simpson will continue to serve as a director of XTO Energy and be involved in setting the overall strategic and financial vision for the Company and for managing the acquisition and divesture strategy and the hedging program. Mr. Hutton currently serves as President of the Company. As the principal executive officer for the Company, he will be responsible for the development of XTO Energy’s operational strategy, overseeing the exploration and development of oil and gas properties and administration of the capital budget. Mr. Vennerberg currently serves as Senior Executive Vice President and Chief of Staff of the Company. In his role as President, he will have responsibility for implementing the acquisition strategy, land, legal, oil and gas marketing, human resources, property management, office administration, aviation and governmental relations.

Employment Agreements. On November 18, 2008, the Compensation Committee of the Board of Directors approved a new employment agreement with Mr. Simpson reflecting his role as Chairman of the Board and Founder. The committee also approved new agreements with Messrs. Hutton and Vennerberg to reflect their new positions with the Company. Each of the new agreements is effective December 1, 2008 and continues for a one-year term ending November 30, 2009, which automatically continues year to year thereafter unless terminated by either party upon thirty days’ written notice prior to each November 30. The new agreements replace the existing employment agreements dated May 16, 2006, as amended. The terms of the new agreements are substantially the same as the existing agreements except for the changes described below.

Pursuant to his new agreement, Mr. Simpson is to receive an annual base salary of $3,600,000. After the payment of a semi-annual bonus on December 1, 2008, he will not be eligible to participate in the Company’s cash bonus program. On the first business day of January 2009, he will be entitled to receive grants of 110,000 shares of common stock with no vesting criteria and 40,000 performance shares that will have vesting criteria set by the Compensation Committee at the time of grant. Grants will be made under the Company’s 2004 Stock Incentive Plan, as Amended and Restated as of May 20, 2008, or any similar subsequently adopted equity incentive plan. Mr. Simpson will not be entitled to any other equity grants. If his agreement is extended, similar grants of shares will be made to him on the first business day of each January thereafter. Mr. Simpson is also to continue to receive a monthly car allowance to be set from time to time by the Compensation Committee and is to be provided with tax preparation services.

The new employment agreements with Messrs. Hutton and Vennerberg provide for minimum base salaries of $1,400,000 and $900,000, respectively, and for minimum cash bonuses each year equal to their base salaries. The Compensation Committee has authority to pay base salaries and bonuses in excess of the minimum base salaries and bonuses provided for in the agreements, subject to an annual cap on total cash compensation in the form of salary and bonuses to Messrs. Hutton and Vennerberg of $12,500,000 and $7,500,000, respectively. Messrs. Hutton and Vennerberg are entitled to participate in any cash or equity incentive compensation program established by the Company for its executive officers in a manner approved by the Compensation Committee and are to continue to receive monthly car allowances to be set from time to time by the Compensation Committee.

In addition to the changes described above, the new agreements with Messrs. Simpson, Hutton and Vennerberg have been updated to address potential issues concerning deferred compensation under Section 409A of the Internal Revenue Code, to provide for reimbursement of any penalty and interest paid as a result of the application of Section 409A to certain payments, and to clarify payments to be made if employment terminates due to death or disability. Additionally, the agreements have been revised to provide that any options and stock awards that have not vested at the time of retirement, or are not otherwise accelerated upon retirement, will continue to be outstanding for the original term of grant and may vest following retirement if vesting conditions are subsequently satisfied during the remaining term of the grant.

Item 8.01. Other Events.

On November 20, 2008, the Company announced that the Board of Directors has approved a 2009 capital budget for development and exploration expenditures of $3.3 billion. An additional $500 million has been budgeted for the construction of pipeline infrastructure and compression and processing facilities. With these expenditures, the Company plans to increase 2009 production volumes by 18% over 2008 levels. The Company also announced that it plans to dedicate at least $1.25 billion to debt reduction.

During 2009, the Eastern Region will be allocated $1.0 billion. The Barnett Shale Region will utilize about $800 million. The Arkoma Basin and Mid-Continent properties will be allocated $500 million. The Bakken, Gulf Coast and Offshore areas will be allocated $350 million. Programs in the Permian District are expected to utilize another $300 million. The San Juan, Raton, Unita and Piceance basins combined will be allocated $250 million. The Company will target $100 million for exploration events.

Forward-Looking Statements

Statements made in this Form 8-K, including those relating to projected production volume increases, debt reduction, and development budget expenditures by area and for exploration events are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these estimates and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, production downtime due to maintenance, weather or other factors outside the Company’s control, availability of drilling equipment and technical personnel, changes in interest rates, results of hedging activities, higher than expected production costs and other expenses, future acquisitions, general economic conditions and failure to obtain or delays in obtaining necessary permits for construction projects. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: November 21, 2008	By:	/S/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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